        As filed with the Securities and Exchange Commission on January 21, 2000
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      METROMEDIA INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   58-0971455
                      (I.R.S. Employer Identification No.)

          ONE MEADOWLANDS PLAZA, EAST RUTHERFORD NEW JERSEY 07073-2137
                    (Address of Principal Executive Offices)

            RICHARD J. SHERWIN EMPLOYMENT AND STOCK OPTION AGREEMENTS
                           (Full titles of the plans)

                             ARNOLD L. WADLER, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      METROMEDIA INTERNATIONAL GROUP, INC.
                              ONE MEADOWLANDS PLAZA
                     EAST RUTHERFORD, NEW JERSEY 07073-2137
                                 (201) 531-8000
    (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- --------------------- -------------------- ------------------------------
           Title Of                                         Proposed             Proposed
          Securities                   Amount               Maximum              Maximum
             To Be                      To Be               Offering            Aggregate                  Amount Of
          Registered                 Registered            Price Per             Offering                Registration
                                                             Share                Price                       Fee

------------------------------- -------------------- --------------------- -------------------- ------------------------------

Common Stock, par value              657,908 (1)             $1.08             $710,540.64                  $188.00
$1.00 per share

------------------------------- -------------------- --------------------- -------------------- ------------------------------

(1) Consists of shares of Common Stock with respect to which options have been granted under a stock option agreement at an exercise price of $1.08 per share.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The Section 10 (a) prospectus being delivered by Metromedia International Group, Inc. (the "Company") to Richard J. Sherwin in connection with his employment and stock option agreements with the Company as required by Rule 428 under the Securities Act of 1933, as amended, has been prepared in accordance with the requirements of Form S-8 and relates to shares of Common Stock of the Company which have been reserved for issuance pursuant to the employment and stock option agreements. The information regarding the employment and stock option agreements required in the Section 10 (a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to Mr. Sherwin a written statement advising him of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Company files annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission.

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

         1. Annual Report on Form 10-K/A (Amendment No. 2) filed on August 31, 1999, for the fiscal year ended December 31, 1998 (File No.001-5706);

         2. Quarterly Report on Form 10-Q/A (Amendment No. 1) filed on August 31, 1999, for the fiscal quarter ended March 31, 1999 (File No. 001-5706);

         3. Quarterly Report on Form 10-Q/A (Amendment No. 1) filed on August 31, 1999, for the fiscal quarter ended June 30, 1999 (File No. 001-5706);

         4. Current Report on Form 8-K dated May 18, 1999, filed on May 20, 1999 (File No. 001-5706);

         5. Current Report on Form 8-K dated August 4, 1999, filed on August 4, 1999 (File No. 001-5706);

         6. Current Report on Form 8-K dated September 24, 1999, filed on September 27, 1999 (File No. 001-5706);

         7. Current Report on Form 8-K dated September 28, 1999, filed on September 28, 1999 (File No. 001-5706);

         8. Current Report on Form 8-K dated October 13, 1999, filed on October 13, 1999 (File No. 001-5706);

         9. Quarterly Report on Form 10-Q filed on November 15, 1999 for the fiscal quarter ended September 30, 1999 (File No. 001-5706);

         10. Current Report on Form 8-K dated December 14, 1999, filed on December 14, 1999 (File No. 001-5706).

         11. The description of the shares of common stock, par value $1.00 per share, of the Company contained in the Company's registration statement on Form 8-A filed on October 10, 1995 (File No. 001-5706)

         All documents subsequently filed by Metromedia International Group pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all these securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of these documents. Any statement contained in this Registration Statement or in a document incorporated by reference or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes this statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Arnold L. Wadler, the Company's General Counsel, is also Executive Vice President, Secretary and a Director of the Company. Mr. Wadler beneficially owns 265,415 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to criminal proceedings, had no reasonable cause to believe such person's conduct was illegal. A Delaware corporation may indemnify its officers and directors against expenses actually and reasonably incurred by them in connection with an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred in connection therewith. Section 102(b)(7) of the Delaware Law further provides that a corporation in its certificate of incorporation may eliminate or limit the personal liability of its directors to the corporation or its stockholders for breach of their fiduciary duties in certain circumstances. In accordance with Section 145 of the Delaware Law, the Company's Restated Certificate of Incorporation provides that the Company shall indemnify its officers and directors against, among other things, any and all judgments, fines, penalties, amounts paid in settlements and expenses paid or incurred by virtue of the fact that such officer or director was acting in such capacity to the extent not prohibited by law. In addition, as permitted by Section 102(b)(7) of the Delaware Law, the Company's Restated Certificate of Incorporation contains a provision limiting the personal liability of the Company's directors for violations of their fiduciary duties to the fullest extent permitted by the Delaware Law. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which a director derived an improper personal benefit. The general effect of this provision is to eliminate a director's personal liability for monetary damages for actions involving a breach of his or her fiduciary duty of care, including any such actions involving gross negligence. Also, in accordance with the Delaware Law and pursuant to the Company's Restated Certificate of Incorporation, the Company is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against liability under the Delaware Law. The Company has entered into agreements (the "Indemnification Agreements") with certain directors and officers of the Company (the "Indemnified Parties") which require the Company to indemnify each Indemnified Party against, and to advance expenses incurred by each Indemnified Party in the defense of, any claim arising out of his or her employment to the fullest extent permitted under law. The Indemnification Agreements also provide, among other things, for (i) advancement by the Company of expenses incurred by the director or officer in defending certain litigation, (ii) the appointment of an independent legal counsel to determine whether the director or officer is entitled to indemnity and (iii) the continued maintenance by the Company of directors' and officers' liability insurance providing each director or officer who is a party to any such agreement with $5 million of primary coverage and an excess policy providing $5 million of additional coverage. These Indemnification Agreements were approved by the stockholders at the Company's 1993 Annual Meeting of Stockholders.

         The Company is party to a management agreement with Metromedia Company dated November 1, 1995 pursuant to which Metromedia Company provides the Company with management services, including legal, insurance, payroll and financial accounting systems and cash management, tax and benefit plans in return for a management fee. The Company has agreed to indemnify and hold harmless Metromedia Company from and against any and all damages, liabilities, losses, claims, actions, suits proceedings, fees, costs or expenses to any suit, proceeding or investigation of any kind imposed on, incurred by or assessed against Metromedia Company in connection with the management agreement.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

Exhibits

4.1      Restated Certificate of Incorporation of the Company (Exhibit 3(a) to
         Registration Statement on Form S-3 (Registration No. 33-63853)).

4.2 Restated By-Laws of the Company (Exhibit 3(b) to Registration Statement on Form S-3 (Registration No. 33-63853)).

4.3 Certificate of Amendment to the Restated Certificate of Incorporation of Metromedia International Group (incorporated by reference from the Company's Schedule 14A, dated August 6, 1996, for the annual meeting of stockholders dated August 29, 1996).

4.4      Form of certificate for the shares of common stock of the Company
         (incorporated by reference from the Company's Registration Statement on Form S-4 (Registration No. 333-86203)).

5.1* Opinion of Arnold L. Wadler, Esq., General Counsel of the Company, regarding the legality of the Common Stock being registered.

23.1*    Consent of KPMG LLP

23.2*    Consent of KPMG LLP

23.3*    Consent of KPMG LLP

23.4*    Consent of KPMG LLP




23.5*    Consent of KPMG

23.6*    Consent of KPMG

23.7*    Consent of KPMG

23.8*    Consent of KPMG

23.9*    Consent of Moore Stephens

23.10*   Consent of Arnold L. Wadler, Esq. (included in Exhibit 5.1).

24       Power of Attorney (included on page 8 of this Registration Statement).

--------------------

* Filed herewith.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

                  (a) (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, and, where interim financial information required to be presented by Article 3 or regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Rutherford, State of New Jersey.

                                 METROMEDIA INTERNATIONAL GROUP, INC.

                                 By: /s/ Arnold L. Wadler
                                     --------------------
                                     Arnold L. Wadler
                                     Executive Vice President, General Counsel
                                     and Secretary

Date:  January 21, 2000

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of Silvia Kessel, Arnold L. Wadler and Vincent D. Sasso, Jr., acting individually, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on the 21st day of January, 2000.


          SIGNATURES                           TITLE

      /s/ JOHN W. KLUGE
----------------------------------   Chairman of the Board of Directors
        John W. Kluge

     /s/ STUART SUBOTNICK
----------------------------------   Vice Chairman of the Board of Directors,
       Stuart Subotnick              President and Chief Executive Officer
                                     (Principal Executive Officer)




      /S/ SILVIA KESSEL              Executive Vice President, Chief Financial
----------------------------------   Officer, Treasurer and Director (Principal
           Silvia Kessel             Financial Officer)

     /s/ ARNOLD L. WADLER            Executive Vice President, General Counsel,
----------------------------------   Secretary and Director
          Arnold L. Wadler

     /s/ VINCENT D. SASSO, JR.
----------------------------------   Vice President (Principal Accounting Officer)
        Vincent D. Sasso, Jr.

     /s/ JOHN P. IMLAY, JR.
----------------------------------   Director
          John P. Imlay, Jr.

      /s/ CLARK A. JOHNSON
----------------------------------   Director
           Clark A. Johnson

      /s/ CARL E. SANDERS
----------------------------------   Director
           Carl E. Sanders

       /s/ LEONARD WHITE
----------------------------------    Director
            Leonard White

      /s/ JAMES R.S. HATT
-----------------------------------    Director
           James R.S. Hatt

                                       Director
-----------------------------------
            I. Martin Pompadur

                                INDEX TO EXHIBITS


EXHIBITS

4.1      Restated Certificate of Incorporation of the Company (Exhibit 3(a) to
         Registration Statement on Form S-3 (Registration No. 33-63853)).

4.2 Restated By-Laws of the Company (Exhibit 3(b) to Registration Statement on Form S-3 (Registration No. 33-63853)).

4.3 Certificate of Amendment to the Restated Certificate of Incorporation of Metromedia International Group (incorporated by reference from the Company's Schedule 14A, dated August 6, 1996, for the annual meeting of stockholders dated August 29, 1996).

4.4      Form of certificate for the shares of common stock of the Company
         (incorporated by reference from the Company's Registration Statement on Form S-4 (Registration No. 333-86203)).

5.1* Opinion of Arnold L. Wadler, Esq., General Counsel of the Company, regarding the legality of the Common Stock being registered.

23.1*    Consent of KPMG LLP

23.2*    Consent of KPMG LLP

23.3*    Consent of KPMG LLP

23.4*    Consent of KPMG LLP

23.5*    Consent of KPMG

23.6*    Consent of KPMG

23.7*    Consent of KPMG

23.8*    Consent of KPMG

23.9*    Consent of Moore Stephens

23.10*   Consent of Arnold L. Wadler, Esq. (included in Exhibit 5.1).

25       Power of Attorney (included on page 8 of this Registration Statement).


-------------------
* Filed herewith